Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

Kandi Technology Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity	Ordinary Share, par value $0.001 per share	Rule 457(c) and Rule 457(f)(1)	5,144,096	(2)	$2.61	$13,400,370.08	(3)(4)	0.0001476	$1,977.89
Total Offering Amounts						$13,400,370.08		0.0001476	$1,977.89
Total Fees Previously Paid						—			—
Total Fee offsets						—			—
Net fee Due									$1,977.89

(1)	Based upon the total additional number of ordinary shares of the registrant, or Kandi BVI, that may be issued and distributed to the holders of the common stock of Kandi Technologies Group, Inc., a Delaware corporation (“Kandi”), on a share-for-share basis upon consummation of the merger of Kandi Technologies Mergerco Inc., a Delaware corporation and a wholly owned subsidiary of the registrant, with and into Kandi, as described in the prospectus included in this registration statement.

(2)	Solely for the purpose of calculating the registration fee, including the calculation of the total maximum number of shares of common stock of Kandi issuable upon the exercise of outstanding warrants and options (if any) prior to the effective time of the merger.

(3)	Reflects the market price of the common stock of Kandi, computed in accordance with Rule 457(c) and Rule 457(f)(1) under the Securities Act of 1933, as amended (the “Securities Act”), of $2.61 per share (the average of the high and low prices of the common stock of Kandi as reported on the NASDAQ Global Select Market on February 7, 2024), and is estimated solely to determine the registration fee. Although there is no present market for the securities of the registrant, upon consummation of the merger, the ordinary shares of the registrant is expected be listed on the NASDAQ Global Select Market.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.